                                                                  Exhibit (g)(6)


                                     FORM OF
                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT
                 DATED JULY 3, 2001 AND AMENDED NOVEMBER 2, 2001


                                FEES AND EXPENSES

Series*                                                           Annual Fee
-------                                                           ----------
Pilgrim Principal Protection Fund                                   $12,000

Pilgrim Principal Protection Fund II**                              $12,000

ING Principal Protection Fund III**                                 $12,000


Pursuant to the Custodian Service and Monitoring Agreement dated July 3, 2001 and amended and restated as of November 2, 2001 by and among Pilgrim Equity Trust, MBIA (formerly MBIA Insurance Corporation) and State Street Bank and Trust Company (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund III, a newly established series of Pilgrim Equity Trust.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of February 26, 2002.


PILGRIM EQUITY              MBIA                          STATE STREET BANK
TRUST                                                     AND TRUST COMPANY

________________________    _________________________     ______________________
Name:___________________    Name:____________________     Name:_________________
Title:__________________    Title:___________________     Title:________________



-----------------------------

* Any new series of the Fund added to this Agreement will be subject to prior review by State Street, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.

** This Amended and Restated Schedule A is or will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund: For Pilgrim Principal Protection Fund II, November 5, 2001; for ING Principal Protection Fund III, upon the effective date of the initial Registration Statement with respect to the Fund.